भारतीय गैर न्यायिक

पचास रुपये रु.50

FIFTY RUPEES Rs.50

INDIA

INDIA NON JUDICIAL

महाराष्ट्र MAHARASHTRA C 910427

BAJAJ AUTO LIMITED
Akurdi, Poona 411035.

S.K. Karnawat
स्टॅम्प व्हेन्डर

Master License Agreement

This Agreement is made and entered into by and between

Bajaj Auto, Ltd.
Akurdi, Pune 411 035, India

and

New Generation Motors Corporation
44645 Guilford Drive, Suite 201
Ashburn, VA 20147, USA

CONFIDENTIAL

भारतीय गैर न्यायिक

भारत

पचास रुपये

FIFTY RUPEES

रु.50

Rs.50

INDIA

INDIA NON JUDICIAL

महाराष्ट्र MAHARASHTRA

C 910429

BAJAJ AUTO LIMITED
Akurdi, Poona 411035

S. K. Karnawat
स्टॅम्प व्हेन्डर

8 AUG 2006

कोषागार, पुणे

THIS AGREEMENT is made and entered into as of the 17th day of December, 2005 ("Effective Date"), by and between New Generation Motors Corporation, with its principal place of business at 44645 Guilford Drive, Suite 201, Ashburn, Virginia 20147, hereinafter referred to as "Licensor", and Bajaj Auto Ltd. with its principal place of business at Akurdi, Pune 411 035, India, hereinafter referred to as "Licensee".

CONFIDENTIAL

भारतीय गैर न्यायिक

पचास रुपये

रु.50

FIFTY RUPEES

Rs.50

INDIA

INDIA NON JUDICIAL

महाराष्ट्र MAHARASHTRA

E 588280

9 DEC

WHEREAS, the Licensor is an engineering design, development, and licensing entity which has expended time, effort, and money to develop and obtain intellectual know how in the field of producing, merchandising, distributing, promoting- the sale and service of Products, as defined in Attachment 1, and has established successfully such Products under the trade name New Generation Motors or NGM, referred to herein as the "Trade Name", and desires to license certain rights to the same to Licensee; and

CONFIDENTIAL

भारतीय गैर न्यायिक

भारत

पचास रुपये

रु.50

FIFTY RUPEES

Rs.50

INDIA

INDIA NON JUDICIAL

महाराष्ट्र MAHARASHTRA

E 588278

CONFIDENTIAL

9 DEC

WHEREAS, the Licensee is in the business of manufacturing and sales of two (2) and three (3) wheeled vehicles primarily in the automotive industry, and desires to receive a license for the proprietary engineering designs, manufacturing specifications and technology established by the Licensor for the Products as defined in Attachment 1 and utilize the same for manufacture and sale of its two, three and four wheeler Products ("Licensee's two wheeler Products" / "Licensee's three wheeler Products" / "Licensee's four wheeler products" as the case may be");

THEREFORE the parties to this agreement in consideration of covenants contained herein agree as follows:

1. LICENSE.

a. Manufacturing License: Upon the terms and conditions set out herein, the Licensor hereby grants to Licensee

- an exclusive right and license to manufacture the Products upon the specifications attached hereto as Attachment 1, in India for use in the Licensee's Three wheeler Products;

- an exclusive license to manufacture the Products upon the specifications attached hereto as Attachment 1, in India for use in the Licensee's Two wheeler Products;

- a non exclusive license to manufacture the Products upon the specifications attached hereto as Attachment 1, in India for use in the Licensee's four wheeler Products ;

- a non-exclusive license to manufacture the Products upon the specifications attached hereto as Attachment 1, in India for use in products other than the Licensee's Two wheeler / three wheeler / four wheeler products,

together referred to as "Manufacturing License".

b. Distribution License: Upon the terms and conditions set out herein, the Licensor hereby grants Licensee

- an exclusive right and license to use / sell the Products for incorporation into the Licensee's three wheeler Products ("Distribution License" and together with the Manufacturing License, the "Product License") for sale throughout the world, except the USA. It is expressly agreed that, the Licensor agrees not to license the Products to any other three (3) wheeler application to any party anywhere in the world except for sale in the United States of America.

Provided however, that in the event of opportunities for the license of the Products in a three (3) wheeler application becomes available to Licensor in countries where the Licensee is not then selling its three (3) wheelers, the same shall be discussed in good faith between parties, for a mutually acceptable agreement on how such opportunity may be pursued.

- ➢ a non-exclusive right and license , a Product License, ("Distribution License" and together with the Manufacturing License) to use / sell the Products for incorporation into the Licensee's three (3) wheeler Products for sale in USA.

- ➢ an exclusive right and license to use / sell the Products for incorporation into the Licensee's two (2) wheeler Products ("Distribution License" and together with the Manufacturing License, the "Product License") for sale in India;

- ➢ a non-exclusive right and license ,a Product License, ("Distribution License" and together with the Manufacturing License) to use / sell the Products for incorporation into the Licensee's two (2) wheeler Products in the rest of the world (excluding India) & Licensee's four (4) wheeler products for sale throughout the world.

- ➢ a non-exclusive right and license, a Product License ("Distribution License" and together with the Manufacturing License), to use / sell the Products for any other applications (other than those mentioned in foregoing paragraphs of this clause) for sale throughout the world excluding the USA. The Licensee shall inform the Licensor on a quarterly basis, on all such sales made by the Licensee.

c. Requirements of the Licenses. Licensee acknowledges that the Licenses do not include any right to sell either directly or through any reseller, distributor or similar party, to any company that designs, manufactures and markets or sells products that compete with the Products.

d. Rights Retained. All rights to the Products not specifically granted herein are retained by Licensor

CONFIDENTIAL

c. Retention of Exclusivity. If Commercial Production has not started within 3 years from the Effective Date, parties will discuss any further extension of this period and related terms. Should there be no conclusion within thirty (30) days thereafter, Licensee will negate any exclusivity right under but not limited to the "Manufacturing License" and the "Distribution License" that it may have and all such rights will be considered to be non-exclusive from the expiry of the said 30 days.

2. TERM.

Subject to the terms hereof, the term of this Agreement shall commence from the Effective Date and shall continue till completion of ten (10) years from the Effective date or seven (7) years from the date of commencement of Commercial Production, whichever is earlier. "Commercial Production" shall commence upon the completion of the initial 1,200 units and remittance of all Pre-Production technology fees.

3. TECHNOLOGY FEE.

In consideration of the grant of the Licenses, Licensee agrees to pay the Licensor $645,500 (each a "Technology Fee"), subject to such with-holding taxes as required by current India law, as follows (all shown in US dollars):

1. $495,500 Pre-production Fee to be completed before Commercial Production commences, as follows:

   a. $245,500 on signing of the Agreement.

   b. $250,000 being the amount calculated at the rate of $400.00 for the first 625 units of Licensee's 3 wheeler Products sold. Payment of this amount shall be made on a quarterly basis, for sale during Jan-March; April – June; July-September and during October to December periods. Remittances shall be accompanied by statements showing the computation of amounts, duly certified by the Licensee's regular Chartered Accountants. Payment will be made within 45 days of end of the respective quarter.

2. $150,000 Commercial Production Fee.

a. $ 50,000 upon the commencement of Commercial Production of Licensee's Products;
b. $ 50,000 on completion of cumulative sale from the date of commencement of Commercial Production of 5,000 units of Licensee's Products and
c. $ 50,000 on completion of cumulative sale from the date of commencement of Commercial Production of 10,000 units of Licensee's Products.

All the above payments will be subject to deduction of withholding tax, as applicable under the then current tax laws of India. Licensee agrees to provide together with the Technology Fee for item 1.b above an accounting of the calculation of Technology Fee in sufficient detail to fully advise Licensor thereof.

The Licensee will make each of the above payments without requirement to receive invoices from Licensor, not later than the applicable due date.

4. LICENSEE FEES.

In addition to the Technology Fee, the Licensee shall pay fees (each a "Licensing Fee") as follows:

i. For sales made pursuant to the Distribution License involving the Licensee's three (3) wheeler Products: the Licensee shall pay $32.00 net of taxes, for sale of the Product. The License Fee will be limited to a cumulative volume of 250,000 systems from the date of commencement of Commercial Production when used in Licensee's three (3) wheeler Products, during the term of this Agreement. No License Fee is payable on the first 1,200 units when used in Licensee's three (3) wheeler Products and this volume will be excluded from the 250,000 cumulative count.

ii. For sales made pursuant to the Distribution License involving products other than Licensee's three (3) wheeler products:

1. For sale of Licensee's two (2) wheeler products and Licensee's four (4) wheeler products, parties will discuss and arrive at a License fee mutually and record separate agreements for the same, prior to commencement of commercial sales of such products.

2. For sale of Products for applications other than Licensee's 2/3/4 wheeler products, the Licensee shall pay Licensor four percent (4%) of the total sales revenue net of taxes and net of landed value of imported parts of such Products as a Licensing Fee for the Products net of applicable with-holding taxes.

3. No License Fee will be payable for any sale of the Products by Licensee to Licensor under Section 8.

Payment of Licensing Fees shall be made on a semi-annual basis, for sale during April to September and during October to March periods. Remittances shall be accompanied by statements showing the computation of royalties, duly certified by the Licensee's regular Chartered Accountants. Payment of Licensing Fees will be made within 45 days of 30th September or 31st March as the case may be.

5. DERIVATIVE TECHNOLOGY.

"Derivative Technology" shall mean all improvements, modifications or developments thereof to the Products as described in Attachment 1 that may be conceived, innovated and/or originated either from the Licensor or the Licensee and include: (a) any copyrightable or copyrighted material, any translation (including translation into other computer or other languages), proration, modification, correction, addition, extension, upgrade, improvement, compilation, abridgment or other form in which an existing work may be recast, transformed or adapted; (b) any patentable or patented material, any improvement thereon; and (c) any material protected by trade secret, any new material derived from such existing trade secret material, including such new material that may be protected by copyright, industrial design, patent and/or trade secret laws and / or any other allied laws.

CONFIDENTIAL

Unless otherwise specifically agreed to between the parties and specified herein as it relates to the Products, all Derivative Technology conceived by and / or originated by the Licensee shall be the joint property of the Licensor and the Licensee; provided the Derivative Technology is not an immaterial or simple engineering change that is readily obvious due to information transferred to the Licensee by the Licensor. By virtue of provisions of this agreement, the Licensor shall have exclusive rights to the said Derivative technology originated by the Licensee for manufacture and sale in USA and the Licensee shall have exclusive rights to sale in India. For rest of the World, parties will discuss and mutually settle.

All Derivative Technology conceived by and / or originated by the Licensor shall be the property of the Licensor. The Licensee shall have rights similar to those explained in clause 1 of this agreement over such Derivative technology owned by the Licensor; provided that the Derivative Technology still meets the criteria of the Products as specified in Attachment 1 and is an immaterial or non-functional change to the specifications of the Products.

6. TECHNICAL SUPPORT

1. The Licensor shall provide the following support without the Support Fees or any other charges for the same with all costs borne by the Licensor, including costs for engineers, travel, man-day charges and other expenses of Licensor's except for materials or travel to other than Licensees premises in Akurdi, India, for enabling the completion of initial batches up to 100 units of Licensee's Products planned to be sold in the Indian market:

    1. Analysis of data collated by Licensee from the actual product ionization conditions directly relating to the Licensor's Products – to confirm the specifications for mass manufacture and performance specifications targeted.

    2. Establishment of technical liaisons to help resolve all problems faced in production and sale of the Products.

3. Analysis of data collated by Licensee from the actual usage conditions of Licensors Products – to analyze any problems failures that may be reported from the field (customers, service points, etc.) and technical development efforts to countermeasure any gaps in the same.

During this phase, deputation to India of Licensor's experts for 90 man days is anticipated. Licensor shall co-operate with Licensee by deputing experts of the right skills & expertise appropriate for the assignment planned to be accomplished.

2. The Licensor shall, within 90 days of Effective Date and receipt of initial Technology fee as specified in 3.i.a, make available to the Licensee a "Technology Transfer package" consisting of any information listed in Attachment 4 that is available at the Licensor up till that date such, as specifications, drawings, software and, processes required for the manufacture, testing and maintenance of requisite quality levels by the Licensee.

3. Should the "Technology Transfer Package" not be transferred in the allotted time, the parties will discuss a possible extension period to fulfill and complete said package. Should there be no conclusion within thirty (30) days the Licensor will repay to Licensee any funds received under Article 3.1.a to the Licensee and the Master License Agreement will be considered terminated with no Default associated to any of the parties.

4. The Licensor shall continue to provide consulting assistance for the Products to the Licensee up to completion of 1200 units of Licensee's Products or a period of one (1) year from the effective date, whichever is earlier, without the Support Fees or any other charges for the same with all costs borne by the Licensor, including costs for engineers travel man-day charges and other expenses of Licensor's except for materials or travel to other than Licensees premises in Akurdi, India.

During this phase, deputation requirements to India of Licensor's experts, shall be discussed and scheduled at the beginning of each quarter. Licensor shall co-operate with Licensee by deputing employees of the right skills & expertise appropriate for the assignment planned to be accomplished.

5. For any consulting assistance after completion of 1200 units of Licensee's Products or expiry of 1 year from effective date whichever is earlier, the fees and expenses to be borne by the Licensee are detailed in Attachment 3, "Support Fees".

6. In order to facilitate the technical support and increase its effectiveness, the Licensee shall allow and provide office space and office facilities for up to two (2) representatives of the Licensor at the Licensee's premises, and shall make available to such representative(s) any relevant information requested and permit said representative(s) to inspect its operations, as well as to make such inspections as representatives of the Licensor consider necessary for the purpose of facilitating said Master License Agreement.

7. If such technical support requires travel within India other than the Licensee's premises, the Licensee shall pay for all associated expenditures, such as but not limited to, travel and lodging, at actual, costs, duly supported by requisite receipts.

7. <u>LABELING.</u>

Each party shall have the right to market its products under such brand-name and/or trade or product name as it deems fit.

If the Products are sold by the Licensee to any other application, other than the Licensee's Products, the Licensee, shall clearly indicate or infer on the Products in a prominent location, and in its sales promotion materials "Manufactured under License from New Generation Motors Corporation, USA".

In case Products are manufactured by Licensee for Licensor, Licensor shall use its own labeling as it deems fit.

8. SUPPLY OF THE PRODUCTS TO LICENSOR.

The Licensee hereby agrees to manufacture and sell the Products, parts or configurations thereof covered by the Master Licensing Agreement to the Licensor for a minimum period up to 30-9-2006 in lots convenient to the Licensee and at any period while the Licensee may manufacture the Products for any use. Should the Licensee decide to cease production of the Products or parts thereof, the Licensee will notify the Licensor of its decision with a minimum notice of thirty (30) days to place one last order. The Licensee will make its best effort to accept and complete the order within reasonable time. The price and other commercial terms for supplies shall be agreed upon and set forth in writing by the parties from time to time.

Notwithstanding the foregoing, it is agreed that:

a. In case of supplies to Licensor, the Licensee is absolved of any liabilities, costs, damages, warranties, product liabilities, etc. that may arise there from. All such and any other liabilities & costs arising directly or otherwise, shall be the total responsibility of the Licensor. Licensor may, if he deems necessary, ensure the quality of the supplies prior to dispatch and Licensee's responsibilities shall end with dispatch from India.

b. The Licensee will provide five (5) of the Products ("Test Units") for testing and final production qualification (100% produced by the Licensee) to the Licensor at no charge before the Licensor can attest to the reliability and stability of the Products.

c. The Licensee will manufacture and sell up to a maximum of 300 units of the Products to the Licensor at total cost and the Licensee agrees not to charge a profit margin on the same. The total cost of the product to Licensor shall be the cost of materials, other direct costs to Licensee, with other overheads as used internally with only the additions of actuals for export processing (packing, agent, commissions, insurance etc.).

CONFIDENTIAL

d. For supplies beyond the above 305 units, the pricing shall be computed on the basis of total cost + 10%.

e. In case of any dispute as to the total cost, the figure duly certified by the Licensee's auditors shall be final and binding.

9. <u>CONFIDENTIAL INFORMATION</u>:

a. Each party agrees that it will keep confidential and not disclose the Confidential Information of the other. Each party will be free however to provide such information as is reasonably necessary to ensure it fulfils its obligations under this Agreement, to its employees, vendors, dealers and sub-Licensees, subject to binding the recipients of such information with similar secrecy covenants.

b. "<u>Confidential Information</u>" shall mean all technical data, including design information, engineering diagrams, computer software, computer programs, and any other information in tangible or recorded form, and other non-public, confidential, proprietary, trade secret or restricted information which is furnished by one party to the other in the course of performing under this Agreement. Confidential Information also includes the above items of a customer if provided by Licensor. Confidential Information also includes the specific terms and conditions of this Agreement, including, but not limited to, the development schedule for as may be agreed upon by the parties.

c. The obligation not to disclose however shall not be applicable in respect of Confidential Information which:

i) was in the possession of, or was known to the other, without any obligation to maintain its confidentiality, prior to disclosure by the party owning the Confidential Information and which information was obtained otherwise than in breach of this Agreement;

ii) is or becomes generally known to the public without any violation of this Agreement by the party receiving the same;

iii) is obtained by the party receiving the same from a third party, which obtained the same without any obligation to keep such Confidential Information confidential; or

iv) can be shown to be independently developed by the party receiving the same without use of such Confidential Information.

d. From time-to-time, information regarding schedule of development, progress against the same, etc. may be provided to the Indian Governmental ministries / departments / agencies, and other agencies like USAID, GEF, UNDP, etc. as Licensee deems fit.

e. The provisions of this Article 9 shall survive the termination expiration of this Agreement for a period of five (5) years.

10. <u>WARRANTIES</u>:

a. Licensor assures that to the best of its knowledge, the Intellectual Property Rights, designs and technical know-how utilized in the licensed Products hereunder do not infringe or violate any existing patent or design registration, trademarks or copyrights or such other rights of anyone anywhere in the world.

b. The Licensor shall, as a part of this Agreement, and for reference provide the Licensee with a copy of the Claims and extract thereof, of the Patents, Provisional Patents, design registration, trademarks or copyrights utilized by the Products and filed by the Licensor, and further, one complete copy of the Patents/ Provisional Patents utilized by the Products filed till the Effective Date and that are filed during the term of this agreement.

c. Licensor shall hold Licensee harmless and shall reimburse Licensee for all costs, expenses including legal expenses, direct losses, etc. excluding profits during the term of this agreement in case of any third party infringement suits arising out of the Intellectual Property Rights, designs and technical know-how utilized by the Products as licensed by the Licensor under this Agreement.

d. If an injunction, decree or judgment is entered providing that Licensee may not use any of the Products in the manner contemplated by this Agreement without violating the intellectual property rights of a third party, Licensor may, at its sole option either (i) procure for Licensee the right to use the Products as furnished hereunder, or (ii) replace or modify the Products to make the same non-infringing, within a reasonable time.

CONFIDENTIAL

e. If the Licensee receives notice of the assertion by any third party of any claim or of the commencement by any such third person of any claim or action (any such claim or action being referred to herein as an "Indemnifiable Claim") with respect to the Licensor, the Licensee shall promptly notify the Licensor in writing (the "Claim Notice") of the Indemnifiable Claim.

f. The Licensor will have the right to assume defense and defend the Licensee against the Indemnifiable Claim with counsel of the Licensor's choice so long as (i) the Licensor notifies the Licensee in writing within twenty-one (21) days after the Licensee has given notice of the Indemnifiable Claim that the Licensor, subject to the terms and conditions hereof, will indemnify the Licensee from and against the entirety of any costs and damages the Licensee may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Indemnifiable Claim, (ii) the Licensor provides the Licensee with evidence reasonably acceptable to the Licensee that the Licensor will have the financial resources to defend against the Indemnifiable Claim and fulfill its indemnification obligations hereunder, (iii) the Indemnifiable Claim involves only money damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the Indemnifiable Claim is not, in the good faith judgment of the Licensee, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Licensee, and (v) the Licensor conducts the defense of the Indemnifiable Claim actively and diligently.

g. So long as the Licensor is conducting the defense of the Indemnifiable Claim in accordance with this Article 10, (i) the Licensee may retain separate co-counsel at its sole cost and expense and participate in the defense of the Indemnifiable Claim, (ii) the Licensee will not consent to the entry of any judgment or enter into any settlement with respect to the Indemnifiable Claim without the prior written consent of the Licensor (not to be withheld unreasonably). , and (iii) the Licensor will not consent to the entry of any judgment or enter into any settlement with respect to the Indemnifiable Claim without the prior written consent of the Licensee (not to be withheld unreasonably).

h. Licensor warrants that it has the right to enter into this Agreement and Licensor's performance of this Agreement will not violate any Agreement between Licensor and any third persons.

i. Licensee warrants that it has the right to enter into this Agreement and Licensor's performance of this Agreement will not violate any Agreement between Licensee and any third persons.

j. **THE WARRANTIES OF LICENSOR CONTAINED IN THIS AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES WITH RESPECT TO THE PRODUCTS, WHETHER EXPRESS, IMPLIED OR STATUTORY. IN NO EVENT SHALL LICENSOR BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT, PUNITIVE, OR CONSEQUENTIAL DAMAGES, OR FOR LOST PROFITS OR REVENUES, OR FOR LOSS OF DATA FROM ANY CAUSE, WHETHER OR NOT LICENSOR HAS RECEIVED NOTICE OF THE POSSIBILITY OF SUCH DAMAGES OR LOSSES, UNLESS EXPLICITLY STATED OTHERWISE ABOVE.**

k. **OTHER THAN IN CASE OF ANY THIRD PARTY INFRINGEMENT SUITS COVERED UNDER c. ABOVE. THE LIABILITIES OF LICENSOR FOR DAMAGES UNDER THIS AGREEMENT SHALL NOT EXCEED, IN THE AGGREGATE, ONE-HALF (1/2) THE NET REVENUE RECEIVED BY LICENSOR FROM LICENSEE IN THE PAST THIRTY SIX (36) MONTHS FROM THE DATE ON WHICH THE CAUSE / ACTION FOR WHICH LIABILITY IS BEING IMPOSED AROSE.**

l. **IN THE EVENT OF A THIRD PARTY INFRINGEMENT SUIT AS COVERED UNCER c. ABOVE, THE LIABILITIES OF LICENSOR WILL NOT EXCEED, IN THE AGGREGATE, THE NET REVENUE RECEIVED BY LICENSOR FROM LICENSEE.**

11 <u>ASSIGNMENT</u>:

Neither party shall assign, transfer or otherwise dispose off any of its rights or obligations under this Agreement, in whole or in part, without the prior written consent of the other party, which will not be unreasonably withheld conditioned or delayed, provided however that this Agreement may be assigned by Licensor upon written notice to Licensee to any entity which is acquiring all the assets, or equity of Licensor, either by merger or other method.

12. RENEWAL.

At the expiration of the Term, the parties may discuss the option to renew the Licenses and arrive at suitable agreements mutually. No lumpsum or renewal fee should be charged at such renewal and any renewal agreement shall cover terms such as value addition by the Licensor and running royalty consideration for the same.

13 FORCE MAJEURE.

If any party hereto is rendered unable, wholly or in part, to carry out any of its duties or obligations under this Agreement by reason of Act of God, or the public enemy, strikes, lockouts, fire, explosion, perils of the sea, floods, drought, war, sabotage, acts of terrorism, accident, or embargo then such party shall forthwith give written notice thereof to the other party of the nature of the circumstances causing such inability to perform, and thereupon, to the extent that the party giving such notice is unable to perform its duties or obligations by reason of said circumstance, such duties or obligations shall be suspended, during, but no longer than, the period of the existence of such circumstances. If the effect of the force majeure lasts for over 120 days the parties shall try to settle the problem by good faith negotiations and reach a mutual agreement.

14. TERMINATION.

a. This AGREEMENT may be terminated in any one of the following ways:

i. By not less than 90 days written notice from the Licensee to the Licensor if the Licensee has elected to discontinue manufacture and sale of the Licensee's Products, provided however, that all orders for the Product then outstanding under Section 8 shall nevertheless be completed and delivered to Licensor.

CONFIDENTIAL

ii. By either party, if the other defaults in its performance of any material provision, warranty, term or condition of this Agreement and fails to cure the default within thirty (30) days of receipt of written notice from the non defaulting party, describing such default in reasonable detail, and

iii. By written consent of both parties;

b. Each party shall also have the right to terminate this Agreement by giving written notice of termination on the other party at any time upon or after:

1. filing by the other party of a petition of bankruptcy for liquidation; or

2. appointment of a Receiver for all or a substantial part of the property of the other party; or

3. making by the other party of any assignment for the benefit of its creditors; or

4. institution of any proceeding for the liquidation or winding up of the business or for the termination of the corporate charter of the other party which is not dismissed for a period of ninety(90) days..

15. CONSEQUENCES OF TERMINATION:

a. Upon the termination of this Agreement for any cause arising out of Licensee's default, the Licensee will immediately discontinue the use and sale of all the Products, Trade Names, trademarks, signs, structures, and forms of advertising showing the relationship with the Licensor and the Products thereof. Upon expiration of the Agreement or upon termination of this Agreement owing to default of Licensor or procedure suffered by Licensor as described in Section 14b, or owing to force majeure affecting either party, Licensee shall have the right to continue to produce and sell Licensee's three (3) wheeler, two (2) wheeler & four (4) wheeler products incorporating the Products, without any further payments, other than those that have fallen due up to the date of expiration / termination as the case may be, under this agreement.

b. However, Licensee will discontinue use of Trade Names, trademarks, signs, structures, and forms of advertising previously approved by the parties.

The following Sections shall survive the termination or expiration of the Agreement for any reason: 5,8,9,10,15,16,17,18,19,20,21 and 22

16. GOVERNING LAW.

This Agreement and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of India.

17. ARBITRATION:

All disputes between the parties under this Agreement shall be resolved mutually by good faith negotiations. In case no such settlement can be reached through such negotiations within ninety (90) days, such disputes shall be submitted to binding arbitration in accordance with the rules of International Chambers of Commerce (ICC). The procedure for arbitration shall be in accordance with ICC's rules. Arbitration proceedings shall be held in the country of the defendant.

18. NOTICES:

Any notices, requests or other communications required or permitted to be given hereunder shall be in writing in English language and shall be sent by FEDEX or similar private delivery system with receipt, postage prepaid, to the other party at their respective addresses set forth below or to such other address as may from time to time be notified by each party to the other party in accordance with this Article 18, and shall also be faxed with a receipt generated by the fax machine:

If to Licensor:
New Generation Motors Corp.
44645 Guilford Drive, Suite 201
Ashburn, VA 20147, USA
Fax No.: 703-858-0699
Attention: Contracts Officer

If to Licensee:
Bajaj Auto Limited
Akurdi, Pune 411 035, India
Attention : Mr. S. Ravikumar,
Title: GM Business Development
E-mail: sravikumar@bajajauto.co.in
Fax No. 00 91 20 2740 7397

All notices, requests or other communication shall be deemed to have been given three (3) days after being duly deposited with the delivery service provided the same has been faxed as required hereunder.

19. ENTIRE AGREEMENT:

This Agreement constitutes the entire and only Agreement between the parties hereto relating to the subject matter hereof and cancels all previous Agreements, negotiations, commitments and representations, whether formal or informal, oral or written, with respect to the subject matter hereof. Attachments and recitals to this Agreement are incorporated herein by reference and form part of this Agreement.

20. AMENDMENTS:

This Agreement shall not be amended, changed or modified in any manner except by an instrument in writing signed by a duly authorised representative of each party hereto.

21. NO WAIVER:

No failure to exercise or delay in exercising any right or remedy under this Agreement by any party shall operate as a waiver thereof or of any other right or remedy which such party may have hereunder nor shall any single non exercise or partial exercise of such right or remedy preclude any further exercise thereof or of any other right or remedy which such party may have hereunder.

The rights and remedies set forth in this Agreement are cumulative and not exclusive of other rights and remedies under this Agreement, provided by law, in equity or otherwise.

22. SEPARABILITY OF PROVISIONS.

If any covenant or other provision of this Agreement is invalid, illegal, or incapable of being enforced, by reason of any rule of law, administrative order, judicial decision or public policy, all other covenants and provisions of this Agreement shall, nevertheless, remain in full force and effect, and no covenant or provision shall be deemed dependent upon any other covenant or provision unless so expressed herein.

IN WITNESS WHEREOF, the parties have caused this AGREEMENT, in duplicate, to be executed by their respective duly authorized officers as of the day and year first above written.

City/County of Fairfax
Commonwealth of Virginia
Subscribed and sworn to before me, in my presence,
this 21 day of December 2005
by Hossein Khajehnouri
Notary Public
My commission expires May 31, 2009

Witness
Print Name: Hossein K. Nouri

NEW GENERATION MOTORS CORPORATION

HOSSEIN KHAJEHNOURI
NOTARY PUBLIC
COMMONWEALTH OF VIRGINIA
My Commission Expires May 31, 2009

Eric Takamura
Chief Operating Officer
Place: Sterling Virginia, USA
Date: 21 December, 2005

BAJAJ AUTO LTD.

Witness: Tapan Basu
GM (EV)

S Ravikumar
G M Business Development
Place: PUNE, INDIA
Date: 17 DECEMBER 2005

CONFIDENTIAL